UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of earliest event reported: April 16, 2025

NovaBay Pharmaceuticals, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33678	68-0454536
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 1150, Emeryville, CA 94608
(Address of Principal Executive Offices) (Zip Code)

(510) 899-8800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, par value $0.01 per share	NBY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.

On April 16, 2025, NovaBay Pharmaceuticals, Inc. (the “Company”) held its 2025 Special Meeting of Stockholders (the “Special Meeting”), whereby the Company’s stockholders were asked to consider two (2) proposals, with the first proposal (“Proposal One”) providing for stockholders to approve the liquidation and dissolution of the Company under Delaware law pursuant to a Plan of Complete Liquidation and Dissolution of the Company and the second proposal (“Proposal Two”) providing the Company’s Board of Directors (the “Board of Directors”) with discretionary authority to adjourn the Special Meeting from time to time to establish a quorum or to permit further solicitation of proxies if there were not sufficient votes in favor of either of the proposals presented at the Special Meeting. Each of Proposal One and Proposal Two are described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 19, 2025. There were 5,816,204 outstanding shares of Company common stock entitled to vote as of the record date and 3,123,502 shares were present in person or by proxy at the Special Meeting, representing approximately fifty-four percent (54%) of the shares outstanding and entitled to vote. The voting results with respect to both proposals, as certified by the inspector of election for the Special Meeting, are presented below.

1.
To approve the liquidation and dissolution of the Company (the “Dissolution”), pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the “Plan of Dissolution”), which, if approved, will authorize the Company to liquidate and dissolve in accordance with the Plan of Dissolution, and pursuant to the discretion of the Board of Directors to proceed with the Dissolution.

For	Against	Abstain
3,080,743	42,531	228

2.
To grant discretionary authority to the Board of Directors to adjourn the Special Meeting from time to time, if necessary or appropriate, to establish a quorum or, even if a quorum is present, to permit further solicitation of proxies if there are not sufficient votes cast at the time of the Special Meeting in favor of Proposal One.

For	Against	Abstain
3,082,192	38,562	2,748

As a result of the vote received by stockholders on Proposal One representing greater than 50% of outstanding shares of the Company’s common stock, stockholders have approved the Dissolution pursuant to the Plan of Dissolution, which will authorize the Company to proceed with the Dissolution, subject to the discretion of the Board of Directors authorizing that the Dissolution proceed. To the extent that the Board of Directors does not authorize the Dissolution of the Company to proceed, then the Company will continue its legal existence.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaBay Pharmaceuticals, Inc.

By:	/s/ Justin M. Hall
Justin M. Hall
Chief Executive Officer and General Counsel

Dated: April 22, 2025